UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2006

VILLAGEEDOCS

(Exact name of registrant as specified in its charter)

California	000-31395	33-0668917
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14471 Chambers Road, Suite 105
Tustin, California	92780
(Address of principal executive offices)	(Zip Code)

(714) 734-1030

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 12, 2006, VillageEDOCS, a California corporation (the “Company”), entered into a Patent License Agreement (the “License Agreement”) with Catch Curve, Inc., a Delaware corporation “Catch Curve”). Pursuant to the License Agreement, Catch Curve granted the Company a worldwide, non-exclusive, non-divisible, fully paid-up license to use certain patented technology in connection with any facsimile products or services made or sold by the Company or its subsidiaries. The Company is obligated to make aggregate license payments of $600,000 over a period of up to thirty-two months beginning on May 12, 2006, at which time no further payments are required under the License Agreement. This is merely a summary of the terms of the License Agreement, a copy of which is attached and the terms of which are incorporated herein by reference.

Item 8.01	Other Events.

On May 16, 2006, the Company issued a press release announcing the execution of a Patent License Agreement between the Company and Catch Curve, Inc. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(C)	Exhibits:

Exhibit No.	Description
10.1	Patent License Agreement, dated as of May 12, 2006, by and between VillageEDOCS and Catch Curve, Inc.

99.1	Press Release dated May 16, 2006.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	May 16, 2006	VILLAGEEDOCS

By: /s/ Michael A. Richard
Print Name: Michael A. Richard
Title: Chief Financial Officer